                                                                      Exhibit 11

                 Statement re Computation of Per Share Earnings

                       Weighted Average shares Outstanding



                                                               QUARTER ENDED
                                                             SEPTEMBER 30, 2001
                                                             ------------------
Shares Outstanding June 30, 2001 ........................          9,966,572

Additional shares issued July 23, 2001...................            859,966
                                                                 ------------

Total shares outstanding September 30, 2001..............         10,826,538
                                                                 ============

Weighted average shares outstanding......................         10,611,547
                                                                 ============

Net loss for the three months ended September 30, 2001...         $(7,886000)

Net loss per share, basic and fully diluted..............          $(   0.47)




                       Weighted Average shares Outstanding



                                                             NINE MONTHS ENDED
                                                             SEPTEMBER 30, 2001
                                                             ------------------
Shares Outstanding December 31, 2000......................         9,575,763

Shares retired February 1.................................          (187,500)
Shares issued February 9..................................           600,000
Shares retired February 12................................            (9,999)
Shares retired March 19...................................           (11,692)
Shares issued July 23, 2001...............................           859,966
                                                                ------------

Total shares outstanding September 30, 2001...............        10,826,538
                                                                ============

Weighted average shares outstanding.......................        10,122,907
                                                                ============
Net loss for the nine months ended September 30, 2001.....      $(18,945,000)

Net loss per share, basic and fully diluted...............      $      (1.87)